EXHIBIT 10.130 : Certain confidential information in this Exhibit 10.130 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

CONTRAT D’ASSISTANCE

TECHNIQUE

ENTRE LES SOUSSIGNES :

•
JEANNE LANVIN SA, société anonyme, ayant son siège social situé 15, rue du Faubourg Saint-Honoré, 75008 Paris, immatriculée au RCS de Paris sous le numéro 612 048 629, représentée par son Président-Directeur général, Madame Shaw Lan CHU-WANG, ci-après dénommée « LANVIN »,

D’une part,

ET :

•
INTER-PARFUMS, société anonyme ayant son siège social situé 4, rond-point des Champs Elysées, 75008 Paris, immatriculée au RCS de Paris sous le numéro 350 219 382, représentée par son Président-Directeur général, Monsieur Philippe BENACIN, ci-après dénommée « INTER-PARFUMS »,

D’autre part,

IL EST D’ABORD EXPOSE QUE:

LANVIN et INTER-PARFUMS ont conclu ce jour :

•
un contrat de cession de marques (le « Contrat de Cession ») aux termes duquel LANVIN a cédé à INTER-PARFUMS un certain nombre de marques dans la Classe 3 de dépôt international pour les produits de parfums et de toilette (à l’exception des produits de cosmétiques et maquillages). En vertu du Contrat de Cession, LANVIN bénéficie d’une option de rachat des marques cédées au 1er juillet 2019, et

•	Un contrat de coexistence de marques (le « Contrat de Coexistence ») aux termes duquel ils s’engagent à respecter un certain nombre d’engagements pour l’utilisation des marques en question.

LANVIN bénéficie d’un savoir-faire reconnu et de premier ordre dans le domaine de la création et le design des produits de luxe dont elle est prête à faire bénéficier INTER-PARFUMS.

INTER-PARFUMS est consciente de ce savoir-faire et de la nécessité de concevoir et développer ses produits en bénéficiant des conseils de LANVIN en la matière.

Le présent accord a pour objet de préciser les conditions dans lesquelles LANVIN fournira des conseils à INTER-PARFUMS dans l’élaboration de ses produits, dans le respect des dispositions du Contrat de Coexistence.

IL EST ALORS CONVENU CE QUI SUIT :

ARTICLE 1 - DEFINITIONS

1.1
L’expression « Chiffre d’Affaires Net Mondial » désigne le chiffre d’affaires mondial consolidé de la vente des Produits (tel que défini ci-après), tel que calculé selon les principes généraux comptables français tels qu’appliqués de manière constante par INTER-PARFUMS (et selon la norme IFRS lorsque cette dernière sera applicable), déduction faite des facturations de la PLV, étant précisé qu’il s’agit du montant hors taxe des ventes facturées par INTER-PARFUMS à tous ses « détaillants » (tout point de vente ou espace de vente au consommateur final habilité à vendre les produits portant la marque Jeanne Lanvin) et « distributeurs indépendants » (toute société indépendante habilitée à revendre les Produits portant la Marque JEANNE LANVIN en vertu d’un contrat écrit ou d’accords avec INTER-PARFUMS à des détaillants dans un ou plusieurs pays). Par distributeur indépendant, il convient d’entendre toute entité qui ne soit pas contrôlée par INTER-PARFUMS au sens des dispositions de l’article 233-3 du Code du Commerce. En outre, le Chiffre d’Affaires Net Mondial ne saura être inférieur à la partie relative aux Produits du chiffre d’affaires net total d’INTER-PARFUMS tel que publié dans ses comptes annuels, déduction faite des facturations de la PLV. Il est expressément entendu entre les parties que la déduction du chiffre d’affaires des facturations de la PLV est conditionnelle au fait qu’INTER-PARFUMS ne réalise pas une marge de plus de [----------][1] sur ces facturations de PLV ;

1.2	Le terme « Marques » désigne les marques, objet du Contrat de Cession ;

1.3	Le terme « Produits » désigne tous les produits vendus directement ou indirectement par INTER-PARFUMS en utilisant l’une ou plusieurs des Marques.

ARTICLE 2 - PRESTATIONS

2.1
LANVIN s’engage à fournir à INTER-PARFUMS ses conseils pour la création des Produits et le visuel publicitaire relatif aux Produits, durant les principales étapes suivantes (ci-après les « Services »):

a.	Mise au point du concept Produit ;

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.130:1.

b.	Rédaction des briefs destinés aux créateurs (design et parfum) leur donnant une directive de travail ;

c.	Mise au point du design du flacon ;

d.	Développement et choix du jus ;

e.	Développement et choix du packaging ;

f.	Choix du nom du Produit ;

g.	Le concept du visuel publicitaire et projets de mise en page relatifs au nouveau Produit envisagé et destinés à la publicité ;

h.	les échantillons ou maquettes des Produits en question, avec leur conditionnement ;

i.	analyse en commun du déroulement et des résultats de l’exploitation des Produits et le cas échéant des produits promotionnels ;

j.	qualité de la fabrication des Produits ;

k.	l’utilisation du budget promotionnel et publicitaire ;

l.	la définition, le cas échéant, des orientations nouvelles ;

m.	les orientations générales, en cohérence avec l’image de la marque LANVIN et des autres marques de LANVIN ;

n.	le choix des objets ou produits promotionnels de toute nature (en dehors du domaine des Produits).

2.2	Ces conseils seront accessoires à la réalisation des opérations précitées qui sera sous la seule responsabilité et à l’initiative d’INTER-PARFUMS.

2.3
LANVIN fournira les Services matériellement par la participation de un ou plusieurs de ses représentants aux réunions de travail organisées par INTER-PARFUMS sur les thèmes listés au paragraphe 2.1 et, le cas échéant, par la remise de notes de travail à INTER-PARFUMS sur ces matières suivant les besoins d’INTER-PARFUMS et la méthodologie de travail adoptée, d’un commun accord, par les parties à ce sujet.

2.4
LANVIN s’engage à déployer tous les moyens à sa disposition pour remplir les obligations du présent contrat, étant précisé que LANVIN ne sera tenu à aucune obligation de résultat vis-à-vis d’INTER-PARFUMS, notamment quant à des objectifs chiffrés en matière de ventes ou de rentabilité des Produits par exemple.

ARTICLE 3 - REMUNERATION

3.1
En rémunération des Services, INTER-PARFUMS s’engage à verser à LANVIN une somme forfaitaire annuelle, hors taxes, nette de toute retenue à la source ou autre prélèvement fiscal de quelque nature que ce soit, égale à [----------][2]du Chiffre d’Affaires Net Mondial. Cette redevance sera payée en quatre échéances égales par INTER-PARFUMS à LANVIN dans les 30 jours respectivement suivant la fin de chaque trimestre civil, sur la base d’un état détaillé des ventes réalisées accompagné du calcul de la redevance.

3.2
INTER-PARFUMS communiquera à LANVIN annuellement au plus tard avant le 15 mars un état détaillé des ventes annuelles de l’année écoulée, certifié par son commissaire aux comptes. Cet état servira de base au calcul de la redevance annuelle pour l’année écoulée. En cas d’ajustement éventuel entre la somme des redevances trimestrielles versées lors d’une année écoulée et le montant de la redevance annuelle ainsi calculée pour cette même année, ledit ajustement viendra s’imputer à la hausse ou à la baisse sur le montant de l’échéance du premier trimestre de l’année suivante.

2  Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.130:2.

3.3
LANVIN disposera à tout moment d’un droit d’audit par un tiers expert de son choix des déclarations d’INTER-PARFUMS et notamment de l’état détaillé des ventes annuelles de Produits et en respectant un préavis raisonnable. Cet audit pourra porter sur les quatre (4) années calendaires écoulées. INTER-PARFUMS s’engage à conserver les archives nécessaires le temps voulu à cette fin, ainsi qu’à collaborer pleinement à l’audit. En cas d’ajustement des redevances dues sur une année calendaire d’un montant supérieur à [----------][3]en faveur de LANVIN, INTER-PARFUMS supportera, en sus de la régularisation des redevances, le coût total de l’audit. Le paiement de la redevance complémentaire et du coût de l’audit interviendra, le cas échéant, dans les trente (30) jours suivant la présentation du résultat de l’audit par LANVIN à INTER-PARFUMS.

3.4
Pour le calcul de la rémunération des Services due pour chaque trimestre civil, le montant de Chiffre d’Affaires Net Mondial établis en monnaie autre que l’Euro sera convertis en cette monnaie sur la base des cours des devises appliqués à Paris par la Banque de France au dernier jour du trimestre civil considérée.

3.5
Tout retard de paiement dû par INTER-PARFUMS à LANVIN en vertu des présentes portera intérêts, automatiquement sans qu’il soit besoin de mise en demeure formelle par LANVIN, au taux TBB de la BCE majoré de 5 points, à compter de sa date d’exigibilité contractuelle.

ARTICLE 4 - DUREE DU CONTRAT

Le présent Contrat prend effet à compter des présentes et se poursuivra jusqu’au 30 juin 2019.

ARTICLE 5 - CONFIDENTIALITE

5.1
Les parties s’engagent à considérer comme strictement confidentielles et à traiter comme telles toutes les informations, quelque soient leur nature et leur support, recueillies pendant l’exécution du présent Contrat, y compris les dispositions du présent Contrat (ci-après les « Informations Confidentielles »).

5.2
Par dérogation aux dispositions de la clause 5.1, INTER-PARFUMS sera autorisé, en application de son statut de société cotée, à divulguer ces Informations Confidentielles si elles devraient être révélées suite à une exigence d’une réglementation en vigueur, notamment de nature boursière ou sur injonction d’une autorité judiciaire ou administrative et ce, sous la réserve expresse d’en informer LANVIN au préalable et de se concerter avec ce dernier sur les modalités de divulgation des Informations à ce titre.

5.3	Toutes les informations connues du public sont réputées non confidentielles sauf si elles sont compilées sous une forme non connue du public.

3  Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.130:3.

5.4
Les parties s'engagent à ne pas divulguer ou laisser divulguer, directement ou par personne interposée, en totalité ou en partie, les Informations Confidentielles dont elles auraient eu ainsi connaissance, à quelque tiers que ce soit, à l’exception des employés et/ou sous-traitants ayant besoin des informations pour l’exécution de leurs obligations.

5.5	Les parties s’engagent, à cet égard, à prendre toutes les mesures nécessaires auprès de leurs salariés et/ou prestataires afin que ceux ci soient soumis à cette même obligation de confidentialité.

5.6	Les parties s'engagent à ne pas utiliser les Informations Confidentielles dans un cadre autre que celui du présent Contrat.

5.7
Chaque partie s'engage à restituer à première demande de l’autre partie tous documents, ou autres supports contenant des Informations Confidentielles que celle-ci aurait été amenée à lui remettre dans le cadre de l'exécution du présent Contrat ainsi que toutes leurs reproductions.

ARTICLE 6 - NOTIFICATIONS

Toute notification effectuée par l’une des parties dans le cadre de l’exécution des dispositions des présentes devra être adressée, par lettre recommandée avec accusé de réception, à l’adresse de son siège social, à l’attention de son représentant légal, ou de toute autre personne dûment désignée par ladite partie à la partie notifiante.

ARTICLE 7 - CONCILIATION / LITIGES

En cas de désaccord entre les parties sur la validité, l’interprétation, l’exécution et/ou la résolution d’une des dispositions des présentes, les parties s’engagent avant d’initier toute procédure contentieuse à suivre la procédure de conciliation suivante :

•
dans un premier temps, le désaccord fera l’objet d’une réunion entre les responsables opérationnels compétents de chacune des parties, à l’initiative de la partie la plus diligente, et dans les plus brefs délais dès la survenance du désaccord. Cette réunion aura pour but de trouver une solution amiable au désaccord en question. Un procès-verbal de cette réunion contradictoire sera dressé par les parties.

•
Dans un second temps, si la réunion entre les responsables opérationnels n’aboutit pas à une solution amiable, les dirigeants mandataires sociaux de chacune des parties se rencontreront et feront leurs meilleurs efforts afin de solutionner ce désaccord de manière amiable. Cette réunion devra intervenir dans les plus brefs délais et pas plus tard que dix (10) jours à compter de la réunion entre les responsables opérationnels.

Si, en dépit de la procédure de conciliation un litige subsiste sur la validité, l’interprétation, l’exécution et/ou la résolution des présentes, ou bien si l’une des parties refusent d’exécuter avec diligence et bonne foi la procédure susvisée, ce litige sera soumis à la compétence exclusive des tribunaux du ressort de la Cour d’Appel de Paris.

ARTICLE 8 - DROIT APPLICABLE

Le présent contrat est soumis au Droit français.

Signé le 30 juillet 2007
A Paris
En deux (2) exemplaires originaux

/s/ Shaw Lan CHU-WANG	/s/ Philippe BENACIN
JEANNE LANVIN SA Madame Shaw Lan CHU-WANG	INTER-PARFUMS Monsieur Philippe BENACIN